EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2021-C11 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties.

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, SCP Servicing, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, SCP Servicing, LLC, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Wyndham National Hotel Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Wyndham National Hotel Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Wyndham National Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Wyndham National Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wyndham National Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wyndham National Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Wyndham National Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wyndham National Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kings Plaza Mortgage Loan, KeyBank National Association, as Primary Servicer for the Morris Corporate Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Morris Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Morris Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Morris Corporate Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Morris Corporate Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Morris Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Rollins Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Rollins Portfolio Mortgage Loan on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer for the Rollins Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Rollins Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Rollins Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Rollins Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Rollins Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Rollins Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the One SoHo Square Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the One SoHo Square Mortgage Loan, U.S. Bank Trust Company, National Association, as Trustee for the One SoHo Square Mortgage Loan, U.S. Bank National Association, as Custodian for the One SoHo Square Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the One SoHo Square Mortgage Loan.

Dated: March 17, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)